AMERICAN FINANCIAL GROUP, INC. 10-Q
EXHIBIT 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002
In connection with the filing with the Securities and Exchange Commission of the Quarterly Report of American Financial Group, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2010 (the “Report”), the undersigned officers of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 8, 2010	BY:	/s/ S. Craig Lindner

Date		S. Craig Lindner Co-Chief Executive Officer

November 8, 2010	BY:	/s/ Carl H. Lindner III

Date		Carl H. Lindner III Co-Chief Executive Officer

November 8, 2010	BY:	/s/ Keith A. Jensen

Date		Keith A. Jensen Senior Vice President (principal financial and accounting officer)
A signed original of this written statement will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.